Exhibit 99.2

CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue Vancouver, B.C. V6P 6G5 Canada	Telephone 604-267-7078 Facsimile 604-267-7080 www.coronusenergy.com

NEWS RELEASE For Immediate Release	OTCBB - CRNSF
VACANT LAND PURCHASE AGREEMENTS & CLOSING OF PRIVATE PLACEMENT

Vancouver, B.C. – January 27, 2011 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”) announced today that on January 21, 2011, the Company conducted a non-brokered private placement, issuing 212,500 shares of common stock to eleven investors, at a price of CAD $0.40 per share, for gross proceeds of CAD $85,000. In connection with the completion of the private placement, the Company paid CAD $7,500 in finder’s fees, in cash, to certain arm’s length parties.

On January 24, 2011, the Company’s wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), completed the Vacant Land Purchase Agreement (the “29-Palms East Agreement”), which Coronus entered into on August 28, 2010 and which was first announced in the Company's News Release of August 31, 2010. Under the 29-Palms East Agreement, Coronus acquired a 30 acre parcel of vacant land, situated east of Twentynine Palms, in the County of San Bernardino, California, from Gary and Sylvia Wright. The purchase price Coronus paid was USD $32,000, all cash.

On January 23, 2011, Coronus, the Company’s wholly-owned subsidiary, entered into a fresh Vacant Land Purchase Agreement (the “29-Palms North Agreement”). Under the 29-Palms North Agreement, Coronus agrees to acquire a 39.25 acre parcel of vacant land, situated north of Twentynine Palms, in the County of San Bernardino, California, from Joshua Tree Holdings. The purchase price is USD $40,000. Coronus deposited USD $1,000 into escrow and agrees to deposit an additional USD $7,000 within sufficient time to close escrow. Joshua Tree Holdings agrees to carry back the balance amount of USD $32,000 for two years at 6.5% per annum interest, with monthly payments of interest only. Close of escrow is March 9, 2011. The 29-Palms North Agreement is subject to Coronus’ Board of Director approval on or before February 23, 2011. There can be no assurance Coronus’ Board of Director approval will be obtained.

Coronus Solar Inc.	News Release	Page 1 of 2

On January 24, 2011, Coronus, the Company’s wholly-owned subsidiary, entered into a second Vacant Land Purchase Agreement (the “Newberry Springs Agreement”). Under the Newberry Springs Agreement, Coronus agrees to acquire a 20 acre parcel of vacant land, situated in Newberry Springs, in the County of San Bernardino, California, from Mike Hoch. The purchase price is USD $45,000. Coronus deposited USD $1,000 into escrow and agrees to deposit an additional USD $7,000 within sufficient time to close escrow. Mike Hoch agrees to carry back the balance amount of USD $37,000 for two years at 6.5% per annum interest, with monthly payments of interest only. Close of escrow is March 8, 2011. The 29-Palms North Agreement is subject to 1) Coronus’ Board of Director approval on or before February 23, 2011 and 2) Coronus cooperating with Mike Hoch to affect a tax deferred exchange, which will meet the requirements of Section 1031 of the U.S. Internal Revenue Code. There can be no assurance Coronus’ Board of Director approval will be obtained.

On behalf of the Board of Directors,

Coronus Solar Inc.

“Jeff Thachuk ”

Jeff Thachuk

President

Forward Looking Statements:  Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.

Coronus Solar Inc.	News Release	Page 2 of 2